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                                                                      Exhibit 5



                                 October 4, 1996




USA Technologies, Inc.
Three Glenhardie Corporate Center
Suite 306
1265 Drummers Lane
Wayne, PA 19087
Attn:  Mr. George R. Jensen, Jr., President

                  Re:      USA Technologies, Inc. - Russell
                                    Training Group, Inc.
                           Registration Statement on Form S-8
                           ----------------------------------

Dear Mr. Jensen:

                  We have acted as counsel to USA Technologies, Inc., a Pennsylvania corporation (the "Company"), in connection with a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Registration Statement covers 15,000 shares of Common Stock of the Company issuable to Russell Training Group, Inc. ("Russell") pursuant to a Consulting Agreement between the Company and Russell dated July 25, 1996 (the "Consulting Agreement").

                  In rendering this opinion, we have examined (i) the Articles of Incorporation, as amended, and By-laws of the Company; (ii) the resolutions of the Board of Directors evidencing the corporate proceedings taken by the Company to authorize the issuance of the Common Stock pursuant to the Registration Statement; (iii) the Registration Statement (including all exhibits thereto); (iv) the Consulting Agreement; and (v) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

                  In rendering the opinion expressed below, we assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.


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USA Technologies, Inc.
October 4, 1996
Page 2



                  Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that, when sold as contemplated by the Registration Statement and the Consulting Agreement, the Common Stock will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                     Sincerely,

                                                     LURIO & ASSOCIATES
                                                     /s/ LURIO & ASSOCIATES